UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2016 (June 9, 2016)

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 9, 2016. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal 1. To elect three Class I directors to the Board of Directors to serve a three-year term until the 2019 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified:

	For	Withheld	Broker Non-Votes
Scott Drake	30,962,530	73,748	5,705,328
William C. Jennings	30,983,270	53,008	5,705,328
Joseph M. Ruggio, M.D.	30,843,180	193,098	5,705,328

John Fletcher, B. Kristine Johnson, Daniel A. Pelak, Maria Sainz and Todd C. Schermerhorn continued their terms of office as directors after the meeting.

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
30,165,257	755,761	115,260	5,705,328

Proposal 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
36,640,268	88,947	12,391	—

Proposal 4. To approve and adopt The Spectranetics Corporation 2016 Incentive Award Plan:

For	Against	Abstain	Broker Non-Votes
30,057,481	880,191	98,606	5,705,328

Proposal 5. To approve and adopt an amendment to The Spectranetics Corporation 2010 Employee Stock Purchase Plan, which increases by 1,000,000 shares the authorized number of shares of our common stock issuable thereunder:

For	Against	Abstain	Broker Non-Votes
30,854,079	158,241	23,958	5,705,328

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	June 13, 2016	By:	/s/ Paul Gardon
Paul Gardon
Senior Vice President, General Counsel and Corporate Secretary

3